UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 19, 2006
CEREPLAST, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-126378	91-2154289

(State or other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		No.)
3421-3433 West El Segundo Boulevard
Hawthorne, California 90250
(Address of principal executive offices) (Zip Code)
(212) 355-1547
(Registrant’s telephone number, including area code)
Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement
     On December 19, 2006, Cereplast, Inc. (the “Company”) entered into an Agreement for the Purchase and Sale of Biodegradable Resins (the “Agreement”) with Alcoa Kama, Inc. (“Alcoa”). The term of the Agreement is for three years which automatically renews for one year periods unless one of the parties advises the other it intends to not extend the Agreement. The Agreement provides that the Company will provide biodegradable resin to Alcoa. Further, the Company granted Alcoa the exclusive right to market in North America extruded sheet for merchant sales produced with the Company’s proprietary biodegradable resins. Such exclusive right is cancelable by either party though November 30, 2008. Although Alcoa is not required to purchase a minimum requirement of the Company’s proprietary biodegradable resins, in the event that Alcoa does not achieve certain minimum requirements, then the Company may terminate Alcoa’s exclusive rights. As the Agreement is subject to various risks and uncertainties, there is no assurance that Alcoa will purchase any resin from the Company.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired.
Not applicable
(b) Pro forma financial information.
Not applicable
(c) Index of Exhibits.

Exhibit
Number	Description
10.1	Agreement for the Purchase and Sale of Biodegradable Resins entered by and between Alcoa Kama, Inc. and Cereplast, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEREPLAST, INC.

By: Name:	/s/ Frederic Scheer Frederic Scheer
Title:	Chief Executive Officer

Date: December 21, 2006

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